                            [PVF Capital Corp. Logo]



PRESS ANNOUNCEMENT

Date:           September 25, 2009

Contact:        Edward B. Debevec (440) 248-7171


PVF Capital Corp. announces quarterly operating results.

PVF Capital Corp., the parent company of Park View Federal Savings Bank, announced a loss of $7,912,000, or $1.02 basic and diluted earnings per share for the quarter ended June 30, 2009 as compared to a loss of $2,745,000, or $0.35 basic and diluted earnings per share for the prior year comparable period. For the twelve-month period ended June 30, 2009, the Company reported a loss of $20,116,000, or $2.59 basic and diluted earnings per share, as compared to a loss of $1,101,000, or $0.14 basic and diluted earnings per share, for the prior year period.

The decline in earnings for the current three- and twelve-month periods was primarily attributable to the provision for loan losses recorded in order to reflect current economic conditions. During the past two quarterly periods, the Company performed a thorough comprehensive review of its loan portfolio. This review involved analyzing all large borrowing relationships, delinquency trends, and loan collateral valuation in order to identify impaired loans, as well as deteriorating loans and loan relationships. As a result of this review detailed action plans were developed to either return the loan to performing or dispose of the loan and end the borrowing relationship. This review resulted in the Bank establishing a provision for loan losses of $11.2 million during the quarter, bringing the total allowance for loan losses to $31.5 million for the year ended June 30, 2009.

The decrease in net interest income resulted from increases to nonperforming loans as well as interest charged off during the periods. Non-interest income for the current three- and twelve-month periods was impacted positively by increases in mortgage-banking activity resulting from high refinance activity and gains posted on the sale of loans. This increase of $3.3 million and $6.4 million for the three- and twelve-month periods ended June 30, 2009 resulted from increased lending activity attributable to historically low interest rates. In addition, gains were recorded on the sale of securities in the current twelve-month period.

These gains were negatively impacted in the current twelve-month period by the impairment of the FHLMC and FNMA preferred stock totaling $1.8 million. In addition, the Company experienced losses and expenses resulting from the acquisition, maintenance, and disposal of real estate of $3.2 million and $5.7 million for the three- and twelve-month periods ended June 30, 2009.

The increase in non-interest expense for the three- and twelve-month periods was primarily the result of increases in the cost of FDIC insurance due to higher assessment rates in the three- and twelve-month periods of $468,000 and $1,033,700, respectively, as well as a special one-time assessment charged on deposits in the current three-month period of $430,500. Lastly, outside services increased by $676,400 and $1,073,800, respectively, in the current three- and twelve-month periods primarily as the result of fees paid to consultants.

As of June 30, 2009, PVF Capital Corp. reported assets of $901.6 million, an increase of $34.2 million, or 3.9%, from the prior fiscal year ended June 30, 2008. Total stockholders' equity of PVF Capital Corp. was $49.5 million at June 30, 2009.

Visit our web site at www.myparkview.com.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Capital Market under the symbol PVFC.

PVF CAPITAL CORP.
                                                               30000 Aurora Road
                                                                 Solon, OH 44139
                                                                    440-248-7171

                         SUMMARY OF FINANCIAL HIGHLIGHTS

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)

  (Dollars in thousands)                             JUNE 30,           JUNE 30,
                                                       2009               2008
                                                    ----------         ---------
ASSETS
------
   Cash and cash equivalents                         $ 21,213           $ 17,804
   Investment securities                               50,103              9,470
   Loans receivable                                   668,677            714,492
   Loans receivable held for sale                      26,861              7,831
   Mortgage-backed securities                          64,178             55,151
   Other assets                                        81,177             62,654
                                                     --------           --------

      Total Assets                                   $912,209           $867,402
                                                     ========           ========

LIABILITIES
-----------
   Deposits                                          $724,932           $659,386
   Borrowed money                                     106,366            114,950
   Other liabilities                                   31,406             23,991
                                                     --------           --------

      Total Liabilities                               862,704            798,327
                                                     --------           --------

      Total Stockholders' Equity                       49,505             69,075
                                                     --------           --------

      Total Liabilities and Stockholders' Equity     $912,209           $867,402
                                                     ========           ========

                            CONSOLIDATED STATEMENT OF OPERATIONS
                                         (UNAUDITED)

                                                       THREE MONTHS ENDED     TWELVE MONTHS ENDED
 (Dollars in thousands except per share data)               JUNE 30,                JUNE 30,
                                                     ---------------------   -----------------------
                                                       2009       2008         2009         2008
Loans                                                 $10,305    $12,076     $ 42,618      $51,655
Mortgage-backed securities                                817        669        3,002        1,686
Investments                                               149        408        1,042        3,144
                                                      -------    -------     --------      -------
       Interest income                                 11,271     13,153       46,662       56,485

Deposits                                                4,889    $ 5,991       22,452       27,829
Borrowings                                              1,181      1,266        4,895        6,446
                                                      -------    -------     --------      -------
       Interest expense                                 6,070      7,257       27,347       34,275

Net interest income                                     5,201      5,896       19,315       22,210

       Provision for loan losses                       11,250      4,564       31,273        6,058
                                                      -------    -------     --------      -------

Net interest income after provision for loan losses    (6,049)     1,332      (11,958)      16,152

Mortgage-banking activities                             3,337         76        7,872        1,461
Impairment of securities                                    0       (195)      (1,842)        (195)
Gain on sale of securities                                  0          0        1,224            0
Loss on real estate owned                              (2,638)      (601)      (3,835)        (763)
Other, net                                                175        331        1,380        1,955
                                                      -------    -------     --------      -------
       Total noninterest income                           874       (389)       4,799        2,458

Compensation and benefits                               2,280      2,413       10,240       10,530
Office occupancy and equipment                            742        753        2,839        3,121
Insurance                                               1,131        530        1,697          588
Real estate owned expense                                 566        331        1,832          996
Outside services                                        1,049        373        2,482        1,408
Other                                                     853        901        3,911        4,163
                                                      -------    -------     --------      -------
       Total noninterest expense                        6,621      5,301       23,001       20,806

Income before federal income tax provision            (11,796)    (4,358)     (30,160)      (2,196)

        Federal income tax provision                   (3,884)    (1,613)     (10,044)      (1,095)
                                                      --------   --------    ---------     --------

Net income                                            ($7,912)   ($2,745)    ($20,116)     ($1,101)
                                                      ========   ========    =========     ========

BASIC EARNINGS PER SHARE                               ($1.02)    ($0.35)      ($2.59)      ($0.14)
                                                      ========   ========    =========     ========

DILUTED EARNINGS PER SHARE                             ($1.02)    ($0.35)      ($2.59)      ($0.14)
                                                      ========   ========    =========     ========